Exhibit 99.1

Jabil Posts Fourth Quarter & Fiscal Year 2013 Results

Solid Revenue Growth and Strong Cash Flow Generation

St. Petersburg, FL – September 25, 2013...Today Jabil Circuit, Inc. (NYSE: JBL), announced preliminary, unaudited financial results for its fourth quarter and full fiscal year, ended August 31, 2013.

“Delivering record revenues, generating more than a billion dollars of cash flow from operations, and achieving a core return on invested capital of 21 percent are clear highlights of our fiscal year,” said Jabil’s Chief Executive Officer Mark Mondello. “In addition, we are pleased to return nearly $200 million in capital to shareholders through dividends and share repurchases, while continuing to thoughtfully invest capital back into the business, both organically and acquisitively, with an eye on long-term earnings growth,” said Mondello.

The company reported fourth quarter revenue of $4.8 billion and fiscal year revenue of $18.3 billion.

Jabil’s three reporting segments delivered the following revenue results for the company’s fourth fiscal quarter:

•	Diversified Manufacturing: $2.1 billion.

•	Enterprise & Infrastructure: $1.4 billion.

•	High Velocity: $1.3 billion.

“I would like to acknowledge the continued dedication of our employees because it is their efforts and commitment that truly differentiate Jabil and enable us to achieve our goals,” said Mondello.

Generally accepted accounting principles (GAAP) operating income for the fourth quarter was $88.4 million and $511.4 million for the full fiscal year, ended August 31, 2013. GAAP diluted earnings per share for the fourth quarter were $0.61 and $1.79 for the fiscal year. The company said that $89.5 million in restructuring activity during the year and a $25.6 million non-cash charge related to a note receivable and related charges in the third quarter impacted the fiscal year GAAP operating income and $61.1 million in restructuring activity impacted the fourth quarter GAAP operating income.

Core operating income results, excluding amortization of intangibles, stock-based compensation and related charges, restructuring and related charges, impairment of notes receivable and related charges and acquisition costs and purchase accounting adjustments, was $721.1 million and core diluted earnings per share was $2.26.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, impairment of notes receivable and related charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries and acquisition costs and purchase accounting adjustments. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, impairment of notes receivable and related charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, acquisition costs and purchase accounting adjustments, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q4 2013	Q4 2012
Net revenue	$4.8 billion	$4.3 billion
GAAP operating income	$88.4 million	$144.3 million
GAAP net income	$127.0 million	$82.8 million
GAAP diluted earnings per share	$0.61	$0.39
GAAP return on invested capital	22%	17%
Core operating income	$181.4 million	$175.1 million
Core earnings	$117.2 million	$113.3 million
Core diluted earnings per share	$0.56	$0.54
Core return on invested capital	21%	22%

Fiscal Year Results	Fiscal 2013	Fiscal 2012
Net revenue	$18.3 billion	$17.2 billion
GAAP operating income	$511.4 million	$621.9 million
GAAP net income	$371.5 million	$394.7 million
GAAP diluted earnings per share	$1.79	$1.87
GAAP return on invested capital	17%	22%
Core operating income	$721.1 million	$736.2 million
Core earnings	$469.9 million	$507.1 million
Core diluted earnings per share	$2.26	$2.40
Core return on invested capital	21%	26%

Business Update

“We are fortunate to have a strong balance sheet, broad-based capabilities that deliver innovative solutions, outstanding employees and a roster of market-leading customers as we head into fiscal year 2014,” said Jabil CEO, Mark Mondello. Jabil provided guidance for its first fiscal quarter of 2014, which began on September 1st.

Fiscal Q1 2014 Guidance:

Net revenue	$4.35 billion to $4.65 billion
Core operating income	$165 million to $195 million
Core earnings per share	$0.50 to $0.60 per diluted share
GAAP operating income	$110 million to $140 million
GAAP earnings per share	$0.25 to $0.35 per diluted share

(GAAP earnings per share for the first quarter of fiscal 2014 are currently estimated to include $0.03 per share for amortization of intangibles, $0.09 per share for stock-based compensation and $0.13 per share for restructuring and related charges.)

Year over Year Segment Revenue Guidance:

•	Diversified Manufacturing Services to increase 7 percent.

•	Enterprise & Infrastructure to remain consistent.

•	High Velocity to decline 25 percent.

In addition to the segment guidance, Jabil said its previously announced restructuring of global operations continued through the quarter. It is currently estimated that the balance of $99 million will be recorded in fiscal years 2014 and 2015.

The company also announced it expects approximately $35 to $85 million of charges in fiscal year 2014 related to ongoing discussions with Blackberry, Jabil’s second largest customer in fiscal 2013.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter of fiscal year 2013 and our full fiscal year 2013; our thoughtful investment of capital back into the business, both organically and acquisitively, with an eye on long term earnings growth; our balance sheet, capabilities, employees and customers as we head into fiscal year 2014; and our currently expected first quarter of fiscal year 2014 net revenue (including that of our segments), core operating income, GAAP operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth quarter of fiscal year 2013 and our full fiscal year 2013 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; changes to our capital investment strategy over time; our ability to generate long term earnings growth from our capital investments; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, impairment of notes receivable and related charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, acquisition costs and purchase accounting adjustments, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the fourth fiscal quarter 2013 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 25, 2013 at approximately 7:30 p.m. ET through midnight on October 2, 2013. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 55279234. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 31 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	August 31, 2013	August 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,011,373	$1,217,256
Accounts receivable, net	1,281,425	1,125,015
Inventories	2,302,155	2,268,949
Prepaid expenses and other current assets	1,165,984	989,326
Income taxes receivable	13,048	10,949
Deferred income taxes	46,260	27,833

Total current assets	5,820,245	5,639,328

Property, plant and equipment, net	2,395,598	1,779,155
Goodwill and intangible assets, net	740,435	214,071
Deferred income taxes	94,069	73,411
Other assets	103,434	97,176

Total assets	$9,153,781	$7,803,141

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$215,536	$18,031
Accounts payable	3,301,235	2,992,865
Accrued expenses	1,301,078	808,480
Income taxes payable	40,332	35,665
Deferred income taxes	6,253	3,955

Total current liabilities	4,864,434	3,858,996

Notes payable, long-term debt and capital lease obligations, less current installments	1,690,426	1,658,326
Other liabilities	89,813	85,714
Income tax liabilities	80,368	68,525
Deferred income taxes	73,173	24,245

Total liabilities	6,798,214	5,695,806

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	238	232
Additional paid-in capital	1,853,409	1,752,847
Retained earnings	1,071,175	766,934
Accumulated other comprehensive income	81,248	106,275
Treasury stock, at cost	(670,783)	(521,231)

Total Jabil Circuit, Inc. stockholders’ equity	2,335,287	2,105,057

Noncontrolling interests	20,280	2,278

Total equity	2,355,567	2,107,335

Total liabilities and equity	$9,153,781	$7,803,141

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012

Net revenue	$4,814,858	$4,338,080	$18,336,894	$17,151,941
Cost of revenue	4,462,613	4,020,532	16,977,032	15,842,896

Gross profit	352,245	317,548	1,359,862	1,309,045

Operating expenses:
Selling, general and administrative	189,979	163,070	688,752	644,452
Research and development	7,075	6,784	28,468	25,837
Amortization of intangibles	5,760	3,426	16,154	16,825
Restructuring and related charges	61,061	—	89,453	—
Impairment of notes receivable and related charges	—	—	25,597	—

Operating income	88,370	144,268	511,438	621,931

Interest and other, net	32,547	29,804	125,374	113,031

Income before income tax	55,823	114,464	386,064	508,900

Income tax (benefit) expense	(70,967)	31,999	15,973	112,811

Net income	126,790	82,465	370,091	396,089

Net (loss) income attributable to noncontrolling interests, net of income tax expense	(229)	(332)	(1,391)	1,402

Net income attributable to Jabil Circuit, Inc.	$127,019	$82,797	$371,482	$394,687

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.63	$0.40	$1.83	$1.91

Diluted	$0.61	$0.39	$1.79	$1.87

Weighted average shares outstanding:
Basic	202,959	205,666	203,096	206,160

Diluted	208,502	210,847	207,815	211,181

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve months ended
	August 31, 2013	August 31, 2012
Cash flows from operating activities:
Net income	$370,091	$396,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	418,117	353,492
Recognition of stock-based compensation expense	68,383	81,405
Deferred income taxes	(123,165)	(9,201)
Impairment of notes receivable and related charges	25,597	—
Excess tax benefit related to stock awards	(14,605)	(885)
Other, net	12,616	25,563
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	750	(22,626)
Inventories	50,229	(53,268)
Prepaid expenses and other current assets	(82,756)	(141,526)
Other assets	(5,025)	(2,745)
Accounts payable and accrued expenses	485,972	21,955
Income taxes payable	7,685	(14,027)

Net cash provided by operating activities	1,213,889	634,226

Cash flows from investing activities:
Acquisition of property, plant and equipment	(736,858)	(497,697)
Cash paid for business and intangible asset acquisitions, net of cash acquired	(650,054)	(125,098)
Proceeds from sale of property, plant and equipment	15,792	16,408
Cost of receivables acquired, net of cash collections	—	517
Investments in non-marketable equity securities	(3,342)	—

Net cash used in investing activities	(1,374,462)	(605,870)

Cash flows from financing activities:
Borrowings under debt agreements	5,764,400	9,233,414
Payments towards debt agreements	(5,586,738)	(8,748,420)
Payments to acquire treasury stock	(129,262)	(70,991)
Dividends paid to stockholders	(67,181)	(65,240)
Dividends paid to noncontrolling interest	—	(333)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	18,285	26,003
Debt issuance costs	—	(6,254)
Treasury stock minimum tax withholding related to vesting of restricted stock	(20,290)	(31,205)
Cash paid to purchase noncontrolling interest	(17,500)	(20,501)
Excess tax benefit related to stock awards	14,605	885
Capital contribution to noncontrolling interest	316	—
Bank overdraft	372	—

Net cash (used in) provided by financing activities	(22,993)	317,358

Effect of exchange rate changes on cash and cash equivalents	(22,317)	(17,069)

Net (decrease) increase in cash and cash equivalents	(205,883)	328,645
Cash and cash equivalents at beginning of period	1,217,256	888,611

Cash and cash equivalents at end of period	$1,011,373	$1,217,256

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012

Operating income (GAAP)	$88,370	$144,268	$511,438	$621,931
Amortization of intangibles	5,760	3,426	16,154	16,825
Distressed customer charge	—	5,865	—	16,014
Stock-based compensation and related charges	16,182	21,552	68,383	81,409
Restructuring and related charges	61,061	—	89,453	—
Impairment of notes receivable and related charges	—	—	25,597	—
Acquisition costs and purchase accounting adjustments	10,037	—	10,037	—

Core operating income (Non-GAAP)	$181,410	$175,111	$721,062	$736,179

Net income attributable to Jabil Circuit, Inc. (GAAP)	$127,019	$82,797	$371,482	$394,687
Amortization of intangibles, net of tax	(15,104)	3,327	(5,269)	16,425
Distressed customer charge	—	5,865	—	16,014
Stock-based compensation and related charges, net of tax	16,365	21,329	68,480	79,985
Restructuring and related charges, net of tax	59,252	—	85,827	—
Impairment of notes receivable and related charges, net of tax	—	—	19,748	—
Acquisition costs and purchase accounting adjustments, net of tax	(70,363)	—	(70,363)	—

Core earnings (Non-GAAP)	$117,169	$113,318	$469,905	$507,111

Earnings per share: (GAAP)
Basic	$0.63	$0.40	$1.83	$1.91

Diluted	$0.61	$0.39	$1.79	$1.87

Core earnings per share: (Non-GAAP)
Basic	$0.58	$0.55	$2.31	$2.46

Diluted	$0.56	$0.54	$2.26	$2.40

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	202,959	205,666	203,096	206,160

Diluted	208,502	210,847	207,815	211,181

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable, long-term debt and capital lease obligations and (3) the current portion of its notes payable, long-term debt and capital lease obligations, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended August 31, 2013	Twelve months ended August 31, 2013
Numerator:
Operating income (GAAP)	$88,370	$511,438
Tax effect (1)	72,217	(16,151)

After-tax operating income	160,587	495,287
	x4	x1

Annualized after-tax operating income	$642,348	$495,287

Core operating income (Non-GAAP)	$181,410	$721,062
Tax effect (2)	(32,134)	(128,095)

After-tax core operating income	149,276	592,967
	x4	x1

Annualized after-tax core operating income	$597,104	$592,967

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,270,437	$2,220,172
Average notes payable, long-term debt and capital lease obligations, less current installments (3)	1,670,893	1,674,376
Average current installments of notes payable, long-term debt and capital lease obligations (3)	112,498	116,784
Average cash and cash equivalents (3)	(1,181,550)	(1,114,315)

Net invested capital asset base	$2,872,278	$2,897,017

Return on Invested Capital (GAAP)	22.4%	17.1%
Adjustments noted above	(1.6)%	3.4%
Core Return on Invested Capital (Non-GAAP)	20.8%	20.5%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2013 and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the twelve months ended August 31, 2013 and dividing by two.